UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  October 29, 2004


                               LECROY CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        DELAWARE                       0-26634                   13-2507777
--------------------------------------------------------------------------------
(State or Other Jurisdiction         (Commission               (IRS Employer
of Incorporation)                    File Number)            Identification No.)


        700 CHESTNUT RIDGE ROAD
       CHESTNUT RIDGE, NEW YORK                                    10977
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:  (845) 425-2000
                                                     --------------

                                       N/A
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-e4(c))

INTRODUCTORY NOTE

         On October 29, 2004, LeCroy Corporation ("LeCroy" or the "Company") completed its acquisition (the "Acquisition") of Computer Access Technology Corporation. On November 2, 2004, the Company filed a Current Report on Form 8-K (the "Current Report") to report, among other things, the Acquisition. The purpose of this Amendment No. 1 to the Current Report is to file the financial statements and pro forma information required by Item 9.01 of Form 8-K.

         The Company hereby amends and restates Item 9.01 of the Current Report to read in its entirety as follows:

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired

             Report of Independent Auditors

             Consolidated Balance Sheets at December 31, 2003 and 2002

             Consolidated Statements of Operations for the years ended December
               31, 2003, 2002 and 2001

             Consolidated Statements of Stockholders' Equity for the years ended
               December 31, 2003, 2002 and 2001

             Consolidated Statements of Cash Flows for the years ended December
               31, 2003, 2002 and 2001

             Condensed Consolidated Balance Sheets at June 30, 2004 and December
               31, 2003

             Condensed Consolidated Statements of Operations for the six months ended June 30, 2004 and 2003

             Condensed Consolidated Statements of Stockholders' Equity for the
               six months ended June 30, 2004 and 2003 and

             Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2004 and 2003

         (b) Pro Forma Financial Information

             Overview

             Pro Forma Combined Balance Sheet (unaudited) as of June 30, 2004

             Pro Forma Combined Statement of Operations (unaudited) for the twelve months ended June 30, 2004

             Notes to the Pro Forma Combined Financial Statements (unaudited)

         (c) Exhibits

Exhibit
Number        Document
---------     -----------
2.1*          Agreement and Plan Of Merger among the Registrant, Cobalt
              Acquisition Corporation and Computer Access Technology
              Corporation, dated as of September 1, 2004, incorporated by reference to the Registrant's Form 8-K filed with the SEC on September 2, 2004.

10.1* Employment Agreement, dated September 1, 2004, between the Registrant and Mr. Carmine Napolitano.

10.2* Amendment No. 1 to Employment Agreement, dated September 30, 2004, between the Registrant and Mr. Carmine Napolitano.

10.3* Services Agreement, dated August 31, 2004, between Computer Access Technology Corporation and Mr. Dan Wilnai.

10.4* Employment Agreement, dated August 31, 2004, between Computer Access Technology Corporation and Mr. Peretz Tzarnotzky.

10.5*         LeCroy Corporation 2004 Employment Inducement Stock Plan.

10.6* Computer Access Technology Corporation 2000 Stock Option/Stock Issuance Plan.

10.7*         Computer Access Technology Corporation Special 2000 Stock Option
              Plan.

10.8*         Computer Access Technology Corporation 2000 Stock Incentive Plan.

10.9*         Computer Access Technology Corporation 1994 Stock Option Plan.

10.10* Amendments to Computer Access Technology Corporation 2000 Stock Option/Stock Issuance Plan, effective October 29, 2004.

10.11* Amendments to Computer Access Technology Corporation Special 2000 Stock Option Plan, effective October 29, 2004.

10.12* Amendments to Computer Access Technology Corporation 2000 Stock Incentive Plan, effective October 29, 2004.

10.13* Amendments to Computer Access Technology Corporation 1994 Stock Option Plan, effective October 29, 2004.

10.14* Credit Agreement, dated as of October 29, 2004, among the Registrant, the Lenders listed therein and The Bank of New York, as Administrative Agent.

23.1 Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.

99.1* Press release dated November 2, 2004 with respect to grants under the LeCroy Corporation 2004 Employment Inducement Stock Plan.

99.2* Press release dated October 29, 2004 with respect to the completion of the Registrant's acquisition of Computer Access Technology Corporation.

----------------

* Previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 2, 2004, and incorporated herein by reference.

FORWARD-LOOKING INFORMATION

         This Form 8-K/A contains forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and estimates and other factors that could cause actual results to differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in our periodic filings with the Securities and Exchange Commission, including in our most recent Form 10-Q and under the heading "Risk Factors" contained therein.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth therein. Except as required by federal securities laws, we are under no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

                     Computer Access Technology Corporation

                           Consolidated Balance Sheets
                                       at
                           December 31, 2003 and 2002

                      Consolidated Statements of Operations
                               for the years ended
                        December 31, 2003, 2002 and 2001

                 Consolidated Statements of Stockholders' Equity
                               for the years ended
                        December 31, 2003, 2002 and 2001

                                       and

                      Consolidated Statements of Cash Flows
              for the years ended December 31, 2003, 2002 and 2001

                     COMPUTER ACCESS TECHNOLOGY CORPORATION





                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Computer Access Technology Corporation

              In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Computer Access Technology Corporation and its subsidiaries at December 31, 2003 and December 31, 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules listed in the accompanying index present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers LLP

San Jose, California
January 27, 2004

                     COMPUTER ACCESS TECHNOLOGY CORPORATION

                           CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                            DECEMBER 31,
                                                                                       ----------------------
                                                                                         2003         2002
                                                                                       ---------    ---------
                                       ASSETS
Current assets:
    Cash and cash equivalents...................................................       $  34,116    $  30,846
    Short-term investments......................................................           1,055       12,905
    Trade accounts receivable, net of allowance for doubtful accounts of
       $148 and $157 at December 31, 2003 and 2002, respectively................           3,180        1,724
    Inventories.................................................................             907        1,032
    Other current assets........................................................             675        2,632
                                                                                       ---------    ---------
        Total current assets....................................................          39,933       49,139
Long-term investments...........................................................           9,367           --
Property and equipment, net.....................................................             768          999
Purchased intangible assets.....................................................             167          305
Other assets....................................................................             114           87
                                                                                       ---------    ---------
                                                                                       $  50,349    $  50,530
                                                                                       =========    =========
                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable............................................................       $     393    $   1,326
    Accrued expenses............................................................           2,921        1,247
    Accrued restructuring.......................................................              29          270
    Deferred revenue............................................................             535          485
                                                                                       ---------    ---------
         Total current liabilities..............................................           3,878        3,328
Commitments (Note 9)
Stockholders' equity:
    Common Stock, $0.001 per share par value, 100,000,000 shares authorized,
       19,409,529 shares and 19,425,625 shares issued and outstanding at
       December 31, 2003 and 2002, respectively ................................              19           19
    Additional paid-in capital..................................................          52,595       53,210
    Deferred stock-based compensation...........................................             (32)        (324)
    Accumulated deficit.........................................................          (6,111)      (5,703)
                                                                                       ---------    ---------
        Total stockholders' equity..............................................          46,471       47,202
                                                                                       ---------    ---------
                                                                                       $  50,349    $  50,530
                                                                                       =========    =========


          The accompanying notes are an integral part of these consolidated financial statements.


                     COMPUTER ACCESS TECHNOLOGY CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                        YEARS ENDED DECEMBER 31,
                                                                    --------------------------------
                                                                      2003        2002        2001
                                                                    --------    --------    --------

Revenue .........................................................   $ 15,250    $ 14,446    $ 16,770
Cost of revenue (inclusive of amortization of deferred
   stock-based  compensation of $36, $138 and $387 in 2003,
   2002, and 2001, respectively) ................................      3,038       2,995       4,259
Amortization of acquired developed technology ...................         35         319          --
                                                                    --------    --------    --------
Gross profit ....................................................     12,177      11,132      12,511
                                                                    --------    --------    --------
Operating expenses:
    Research and development (exclusive of amortization of
       deferred stock-based compensation of $127, $100,
       and $2,274 in 2003, 2002, and 2001, respectively) ........      5,206       7,382       7,278
    Sales and marketing (exclusive of amortization of deferred stock-based compensation (recovery) of $80, $(119),
       and $286 in 2003, 2002, and 2001, respectively) ..........      5,064       4,813       3,162
    General and administrative (exclusive of non-cash
       stock-based compensation of $24, $414, and $1,083 in
       2003, 2002, and 2001, respectively) ......................      2,351       5,159       2,933
    Goodwill impairment .........................................         --       1,427          --
    Acquired in-process research and development ................         --         410          --
    Amortization of purchased intangible assets .................        104         266          --
    Restructuring expenses ......................................         --         808          --
    Amortization of deferred stock-based compensation ...........        231         395       3,643
                                                                    --------    --------    --------
         Total operating expenses ...............................     12,956      20,660      17,016
                                                                    --------    --------    --------
Loss from operations ............................................       (779)     (9,528)     (4,505)
Other income, net ...............................................        641         727       1,868
                                                                    --------    --------    --------
Loss before benefit from income taxes ...........................       (138)     (8,801)     (2,637)
Benefit from income taxes .......................................         --      (1,702)        (70)
                                                                    --------    --------    --------
Net loss ........................................................   $   (138)   $ (7,099)   $ (2,567)
                                                                    ========    ========    ========

Net loss per share:
    Basic and diluted...........................................    $  (0.01)   $  (0.37)   $  (0.14)
                                                                    ========    ========    ========
Weighted average shares outstanding
    Basic and diluted ..........................................      19,323      19,205      19,323
                                                                    ========    ========    ========


       The accompanying notes are an integral part of these consolidated financial statements.


                     COMPUTER ACCESS TECHNOLOGY CORPORATION

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                           RETAINED
                                                        COMMON STOCK          ADDITIONAL     DEFERRED      EARNINGS
                                                   ------------------------    PAID-IN     STOCK-BASED   (ACCUMULATED
                                                     SHARES       AMOUNT       CAPITAL     COMPENSATION    DEFICIT)       TOTAL
                                                  -----------   -----------  -----------   -----------   -----------   -----------
    Balance as of December 31, 2000 ............   18,498,929   $        18  $    54,029   $    (7,853)  $     3,963   $    50,157
    Exercise of common stock options ...........      299,418             1          180            --            --           181
    Issuance of common stock through employee
       stock purchase plan .....................       29,379            --          137            --            --           137
    Issuance of common stock options in
       exchange for services ...................           --            --           17            --            --            17
    Tax benefit from exercise of stock options
       and stock purchase plan .................           --            --           61            --            --            61
    Deferred stock-based compensation ..........           --            --       (1,331)          703            --          (628)
    Amortization of deferred stock-based
       compensation ............................           --            --           --         4,658            --         4,658

    Net loss ...................................           --            --           --            --        (2,567)       (2,567)
                                                  -----------   -----------  -----------   -----------   -----------   -----------

    Balance as of December 31, 2001 ............   18,827,726            19       53,093        (2,492)        1,396        52,016
    Exercise of common stock options ...........      173,873            --          216            --            --           216
    Issuance of common stock through employee
       stock purchase plan .....................       64,026            --          210            --            --           210
    Issuance of common stock in acquisition ....      360,000            --        1,270            --            --         1,270
    Tax benefit from exercise of stock options
       and stock purchase plan .................           --            --           56            --            --            56
    Deferred stock-based compensation ..........           --            --       (1,635)        1,002            --          (633)
    Amortization of deferred stock-based
       compensation ............................           --            --           --         1,166            --         1,166

    Net loss ...................................           --            --           --            --        (7,099)       (7,099)
                                                  -----------   -----------  -----------   -----------   -----------   -----------

    Balance as of December 31, 2002 ............   19,425,625            19       53,210          (324)       (5,703)       47,202
    Exercise of common stock options ...........      301,577            --          316            --            --           316
    Issuance of common stock through employee
       stock purchase plan .....................       67,421            --          142            --            --           142
    Stock repurchase ...........................     (385,094)           --       (1,048)           --          (270)       (1,318)
    Deferred stock-based compensation ..........           --            --          (25)           18            --            (7)
    Amortization of deferred stock-based
       compensation ............................           --            --           --           274            --           274

    Net loss ...................................           --            --           --            --          (138)         (138)
                                                  -----------   -----------  -----------   -----------   -----------   -----------
    Balance as of December 31, 2003 ............   19,409,529   $        19  $    52,595   $       (32)  $    (6,111)  $    46,471
                                                  ===========   ===========  ===========   ===========   ===========   ===========


                      The accompanying notes are an integral part of these consolidated financial statements.



                     COMPUTER ACCESS TECHNOLOGY CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                    YEAR ENDED DECEMBER 31,
                                                                 ------------------------------
                                                                   2003       2002       2001
                                                                 --------   --------   --------
Cash flows from operating activities:
   Net loss ...................................................  $   (138)  $ (7,099)  $ (2,567)
   Adjustments to reconcile net income (loss) to net cash
        provided by (used in) operating activities:
      Depreciation and amortization ...........................       757        581        453
      Provision for doubtful accounts .........................        (9)        60         11
      Write-down of property and equipment in connection with
        restructuring .........................................        --        134         --
      Write-down of property and equipment ....................        19         --         --
      Amortization of acquired developed technology ...........        35        319         --
      Goodwill impairment .....................................        --      1,427         --
      Acquired in-process research and development ............        --        410         --
      Amortization of purchased intangible assets .............       104        266         --
      Amortization of deferred stock-based compensation .......       267        533      4,030
      Issuance of common stock in exchange for services .......        --         --         17
      Amortization of premium on investments ..................       464         --         --
      Tax benefit from exercise of stock options and stock
        purchase plan .........................................        --         56         61
      Changes in assets and liabilities (net effect of business
        combination):
         Trade Accounts receivable ............................    (1,447)       488      1,080
         Inventories ..........................................       125        (29)        (6)
         Deferred tax assets ..................................        --        276       (122)
         Other assets, current and non-current ................     1,839     (1,165)      (287)
         Accounts payable .....................................      (933)       585         59
         Accrued expenses .....................................     1,671       (340)    (2,133)
         Accrued restructuring ................................      (241)       270         --
         Deferred revenue .....................................        50        265        220
         Deferred rent ........................................         2         (4)        (9)
                                                                 --------   --------   --------
                Net cash provided by (used in) operating
                  activities ..................................     2,565     (2,967)       807
                                                                 --------   --------   --------
Cash flows from investing activities:
   Acquisition of property and equipment ......................      (545)      (289)      (978)
   Purchase of short-term investments .........................    (4,392)   (28,100)    (5,620)
   Sale of short-term investments .............................    15,792     19,815      1,285
   Purchase of long-term investments ..........................    (9,381)        --         --
   Acquisition of subsidiary, net of cash assumed .............        --       (980)        --
   Other assets ...............................................        91         --       (282)
                                                                 --------   --------   --------
                Net cash provided by (used in) investing
                  activities ..................................     1,565     (9,554)    (5,595)
                                                                 --------   --------   --------
Cash flows from financing activities:
    Proceeds from exercise of stock options ...................       316        216        181
    Proceeds from employee stock purchase plan ................       142        210        137
    Repurchases of common stock ...............................    (1,318)        --         --
                                                                 --------   --------   --------
                Net cash provided by (used in) financing
                  activities ..................................      (860)       426        318
                                                                 --------   --------   --------
Net increase (decrease) in cash and cash equivalents ..........     3,270    (12,095)    (4,470)
Cash and cash equivalents at beginning of year ................    30,846     42,941     47,411
                                                                 --------   --------   --------
Cash and cash equivalents at end of year ......................  $ 34,116   $ 30,846   $ 42,941
                                                                 ========   ========   ========
Supplemental information:
Cash paid for (refunded from) income taxes ....................  $ (2,868)  $ (1,013)  $  2,759
                                                                 ========   ========   ========

    The accompanying notes are an integral part of these consolidated financial statements.


                     COMPUTER ACCESS TECHNOLOGY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1-THE COMPANY:

      Computer Access Technology Corporation (the "Company") was incorporated in California in February 1992 and reincorporated in Delaware in October 2000. The Company designs, manufactures and markets advanced verification systems for existing and emerging digital communications standards such as Bluetooth, Ethernet, Fibre Channel, IEEE 1394, InfiniBand, PCI Express, SCSI, Serial ATA, Serial Attached SCSI and USB for semiconductor, device, system and software companies in North America, Europe and Asia.

NOTE 2-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of presentation

      The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions have been eliminated in consolidation.

Use of estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash, cash equivalents and short-term investments

      The Company classifies all highly liquid investments purchased with an original maturity of 90 days or less to be cash equivalents. Those with an original maturity greater than 90 days and current maturity of less than one year are classified as short-term investments and those with an original maturity of greater than one year are classified as long-term investments. The Company's cash equivalents, short-term and long-term investments are placed in portfolios managed by three professional money management firms. Cash equivalents, short-term and long-term investments consist principally of investments in commercial paper, investment quality corporate and municipal bonds, money market funds, collateralized mortgage obligations, and U.S. government agency securities. The Company accounts for short-term investments in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Debt and equity securities are classified as available-for-sale securities and are reported at fair market value with any unrealized holding gains and losses reported as a separate component of stockholders' equity. As of December 31, 2003, there was no significant difference between the cost of investments and their respective fair market values.

Revenue recognition

      Due to the significant software content of its products, the Company recognizes revenue in accordance with Statement of Position ("SOP") 97-2, "Software Revenue Recognition." Under SOP 97-2, the Company recognizes revenue to distributors, resellers and end-users upon shipment provided that there is persuasive evidence of an arrangement, the product has been delivered, the fee is fixed or determinable, and collection of the resulting receivable is reasonably assured. The Company does not provide distributors, resellers or end-user customers price protection, and only limited rights of return or exchange. Generally, the Company's distributors do not maintain inventory; however, to the extent they do, the Company has the right, but not the obligation, under the terms of its distributor agreements to repurchase inventory at the sales price upon termination of the relationship. When the Company has shipped a product but certain elements essential to its functionality of the product have not been delivered, revenue and the associated cost of revenue are deferred until the remaining elements have been delivered. Software maintenance support revenue is deferred and recognized ratably over the maintenance support periods. Provisions for warranty costs are recorded at the time products are shipped.

Fair value of financial instruments

      The reported amounts of certain of the Company's financial instruments, including cash and cash equivalents, short-term and long-term investments, receivables, accounts payable and accrued expenses, approximate their fair value due to their short maturities.

Inventories

      Inventories are stated at the lower of cost, determined using the first-in, first-out method, or market value.

Property and equipment

      Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which is generally three years for computers and software, and five years for all other assets.

Research and development

      Research and development costs are charged to operations as incurred.

      Software development costs incurred prior to the establishment of technological feasibility are included in research and development and are expensed as incurred. Costs incurred from the establishment of technological feasibility, which the Company defines as the establishment of a working model, through the period of general market availability of the product are capitalized, if material. To date, all software development costs have been expensed as incurred.

Purchase commitments

      The Company accrues for losses under open purchase commitments at such time it is considered reasonably probable that such a loss will be incurred.

Income taxes

      The Company accounts for income taxes under the liability method, which requires, among other things, that deferred tax assets and liabilities be provided for temporary differences between the tax bases of the Company's assets and liabilities and their financial statement reported amounts. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses and research and development credit carry-forwards. A valuation allowance is provided against deferred tax assets unless it is more likely than not that they will be realized.

Advertising and promotional costs

      Advertising and promotional costs are charged to operations as incurred. Advertising and promotional costs for the years ended December 31, 2003, 2002 and 2001 were $287,000, $398,000 and $256,000 respectively.

Concentrations of credit risk

      Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents, short-term and long-term investments and accounts receivable.

      The Company limits its exposure to loss by placing its cash and cash equivalents, short-term and long-term investments primarily with financial institutions in the United States of America. The Company has not experienced any losses on its deposits of cash and cash equivalents. The Company performs ongoing credit evaluations of its customers' financial condition and historically has not experienced significant bad debts related to accounts receivable.

      Revenue and accounts receivable of the customers comprising more than 10% of revenue or trade accounts receivable are summarized as follows:

                                              YEAR ENDED DECEMBER 31,
                                        ------------------------------------
                                            2003         2002       2001
                                        ------------ ----------- -----------
 Revenue:
 Company A............................       16%         18%         27%
 Company B............................       17%         10%          *%

 Accounts receivable:
 Company A............................       15%         21%         32%
 Company B............................       13%         11%          *%
 Company C............................       10%          *%          *%

    * less than 10% of revenue or trade accounts receivable for the period.

      Sales to Companies A and B are to Asia, and sales to Company C are within North America. Companies A and B have purchased development and production products and Company C has purchased development products.

Comprehensive income (loss)

      Comprehensive income (loss) is defined as changes in equity of a company from transactions, other events and circumstances, excluding transactions resulting from investments by owners and distributions to owners. There is no difference between net income (loss) and comprehensive income (loss) for the Company in any of the periods presented.

Foreign currency translation

      The functional currency of the Company's foreign subsidiary is the U.S. dollar. All assets and liabilities denominated in foreign currency are translated into U.S. dollars at the exchange rate on the balance sheet date. Revenue, costs and expenses are translated at the average rates of exchange prevailing during the period. Gains and losses resulting from foreign currency translations and transactions are included in the consolidated statements of operations and have not been significant.

Net loss per share

      Basic net loss per share is calculated by dividing net loss for the period by the weighted average number of shares of Common Stock outstanding during the period. The calculation of diluted net loss per share excludes potential Common Stock if their effect is anti-dilutive. Potential Common Stock consists of incremental common shares issuable upon the exercise of stock options.

      The following table sets forth the computation of basic and diluted net loss per share for the periods indicated (in thousands except per share data):

                                                                     YEAR ENDED DECEMBER 31,
                                                               ----------------------------------
                                                                 2003         2002          2001
                                                               -------      -------       -------
 Numerator:
 Net loss...................................................   $  (138)     $(7,099)      $(2,567)
                                                               =======      =======       =======

 Denominator:
 Weighted average shares outstanding........................    19,323       19,205        18,733
                                                               -------      -------       -------
 Denominator for basic calculation..........................    19,323       19,205        18,733
 Dilutive effect of stock options...........................        --           --            --
                                                               -------      -------       -------
 Denominator for diluted calculation........................    19,323       19,205        18,733
                                                               =======      =======       =======
 Net loss per share:
 Basic and diluted..........................................   $ (0.01)     $ (0.37)      $ (0.14)
                                                               =======      =======       =======
 Total common stock equivalents, related to options
    outstanding, excluded from the computation of
    earnings per share as their effect is anti-dilutive.....     2,510        3,730         1,258
                                                               =======      =======       =======


Stock-based compensation

      The Company measures stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," as amended by Financial Accounting Standards Board ("FASB") interpretation ("FIN") No. 44, Accounting for Certain Transactions Involving Stock-Based Compensation, an interpretation of ABP Opinion No. 25, and recognizes the related expense in accordance with ("FIN") No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans. The Company has adopted the disclosure provisions of SFAS No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation and requires prominent disclosure in both the annual and interim financial statements of the method of accounting used and the financial impact of stock-based compensation. As permitted by SFAS No. 123, the Company accounts for stock options granted as prescribed under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," which recognizes compensation cost based upon the intrinsic value of the award.

      The pro forma disclosures of the difference between the compensation expense included in net income (loss) and the related cost measured by the fair value method are presented below.

Fair value disclosures

      The weighted-average fair values of options granted during the years ended December 31, 2003, 2002 and 2001 were $2.22, $3.44 and $5.01, respectively. In determining the fair value of options granted in each of the periods, the Company used the Black Scholes option pricing model and assumed the following:

                                               YEAR ENDED DECEMBER 31,
                                       ----------------------------------------
                                           2003          2002           2001
                                       -----------    -----------   -----------
Expected life (in years)............        5              5             5
Risk-free interest rate.............   2.29%-3.23%    2.62%-6.88%   3.24%-5.04%
Volatility..........................      48-77%         100%           100%
Dividend yield......................        0%            0%             0%


      Had compensation costs been determined based upon the fair value on the grant date for awards under the Company's 2000 Stock Incentive Plan (the "Plan"), consistent with the methodology prescribed under SFAS No. 148, the Company's pro forma net loss and pro forma basic and diluted net loss per share under SFAS No. 148 would have been (in thousands, except per share data):

                                                                      YEAR ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                      2003      2002      2001
                                                                    -------   -------   -------
Net Loss, as reported ............................................  $  (138)  $(7,099)  $(2,567)
Add: Amortization of deferred stock-based compensation included
   in as reported net loss .......................................      267       533     4,030

Deduct: Stock-based employee compensation expense determined
   under fair value based method for all grants ..................   (2,242)   (3,242)   (7,701)
                                                                    -------   -------   -------
Pro forma ........................................................  $(2,113)  $(9,808)  $(6,238)
                                                                    =======   =======   =======
Net loss per share, as reported
Basic and diluted ................................................  $ (0.01)  $ (0.37)  $ (0.14)
Net loss per share, pro forma
Basic and diluted ................................................  $ (0.11)  $ (0.51)  $ (0.33)


Recent accounting pronouncements

      In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. This Statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities. For nonpublic entities, mandatory redeemable financial instruments are subject to the provisions of this Statement for the first period beginning after December 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the statement and still existing at the beginning of the interim period of adoption. The Company believes that the adoption of SFAS 150 will not have a material impact on its consolidated financial position or results of operations.

Segment information

      The Company identifies its operating segments based on business activities and geographical location. Prior to the quarter ended March 31, 2003, the Company had three reportable segments: development products, production products and connectivity products. For all periods presented, the Company has included historical connectivity product revenue under production product revenue. See
Note 10 for disclosure of segment information.

NOTE 3-BALANCE SHEET COMPONENTS:

      Inventories consist of the following (in thousands):

                                                       DECEMBER 31,
                                                    -----------------
                                                     2003       2002
                                                    ------     ------
  Raw materials.............................        $  334     $  369
  Work in progress .........................           250        259
  Finished goods............................           323        404
                                                    ------     ------
                                                    $  907     $1,032
                                                    ======     ======


      Property and equipment consists of the following (in thousands):

                                                       DECEMBER 31,
                                                     2003      2002
                                                    ------     ------
  Computers and equipment..................         $2,510     $1,991
  Furniture and fixtures...................            170        302
  Leasehold improvements ..................             98         76
                                                    ------     ------
                                                     2,778      2,369
  Less: Accumulated depreciation...........         (2,010)    (1,370)
                                                    ------     ------
                                                    $  768     $  999
                                                    ======     ======


      Accrued expenses consist of the following (in thousands):

                                                       DECEMBER 31,
                                                    -----------------
                                                     2003       2002
                                                    ------     ------

  Employee compensation and benefits.......         $  567     $  463
  Accrued warranty.........................            126        187
  Accrued taxes............................          1,365         --
  Employee stock purchase
    plan withholding ......................            105         64
  Other accrued expenses...................            756        533
                                                    ------     ------
                                                    $2,919     $1,247
                                                    ======     ======


NOTE 4-STOCK OPTION PLAN:

      In August 2000, the Company adopted the Plan, which serves as a successor equity incentive program to the Company's 1994 Stock Option Plan, 2000 Stock Option/Stock Issuance Plan and Special 2000 Stock Option Plan. The Company adopted the 1994 Stock Option Plan in 1994 and the 2000 Stock Option/Stock Incentive Plan and Special 2000 Stock Option Plan in 2000, under which shares of the Company's Common Stock were reserved for issuance to employees and consultants. As of December 31, 2003, the Company has reserved and registered under Form S-8 a total of 7,805,566 shares of Common Stock for issuance under the Plan and all prior plans. Under the terms of the Plan, the number of shares of Common Stock available for grant automatically increases annually on the first trading day of each calendar year during the term of the Plan by an amount equal to 4% of the total number of shares of Common Stock outstanding on the last trading day of December in the immediately preceding calendar year, not to exceed 2,500,000 shares per year. The Company has chosen not to reserve or register under Form S-8 the annual increases for the calendar years ending December 31, 2002 and December 31, 2003 in the amounts of 777,025 and 776,381, respectively, unless and until such time as such shares are needed. Options issued under the Plan generally vest over four years and have a life of ten years

      A summary of the activity under the Plan, is set forth below (in thousands, except per share data):

                                                                WEIGHTED-
                                      OPTIONS                   AVERAGE
                                     AVAILABLE     OPTIONS      EXERCISE
                                     FOR GRANT   OUTSTANDING     PRICE
                                     ---------   -----------    ---------

Balance, December 31, 2000 ...          2,032       2,154        $2.05
  Options authorized .........            740          --           --
  Options granted ............         (1,915)      1,915        $5.51
  Options exercised ..........             --        (299)       $7.51
  Options cancelled ..........            447        (447)       $5.04
                                       ------      ------
Balance, December 31, 2001 ...          1,304       3,323        $3.78
  Options authorized .........          2,253          --           --
  Options granted ............         (3,154)      3,154        $3.79
  Options exercised ..........             --        (174)       $1.24
  Options cancelled ..........          2,701      (2,701)       $4.65
                                       ------      ------

Balance, December 31, 2002 ...          3,104       3,602        $3.26
  Options authorized .........             --          --           --
  Options granted ............           (704)        704        $3.76
  Options exercised ..........             --        (302)       $1.05
  Options cancelled ..........            602        (602)       $4.05
                                       ------      ------
Balance, December 31, 2003 ...          3,002       3,402        $3.41
                                       ======      ======

      Significant option groups outstanding as of December 31, 2003, and related weighted-average exercise price and contractual life information are as follows:


                              OPTIONS OUTSTANDING
                      -------------------------------------
                                           WEIGHTED-AVERAGE                      OPTIONS EXERCISABLE
                                               REMAINING              ----------------------------------------
                        NUMBER OF SHARES   CONTRACTUAL LIFE                                   WEIGHTED-AVERAGE
 EXERCISE PRICE                                 (YEARS)                NUMBER OF SHARES        EXERCISE PRICE
 ---------------      --------------       ----------------           ------------------      ----------------
                      (IN THOUSANDS)                                    (IN THOUSANDS)

   $0.35-$1.98               427                  5.41                      398                  $0.61
   $2.00-$6.40             2,741                  7.71                    1,306                   3.08
   $9.31-$12.69              234                  6.99                      185                  10.11
                           -----                                          -----
                           3,402                  7.37                    1,889                  $3.25
                           =====                                          =====

Stock-based compensation

      In connection with certain stock option grants in 2000, 1999 and 1998, the Company recorded deferred stock-based compensation totaling $14,393,000 which represents the difference between the exercise price and the deemed fair value on the date of grant, which is recognized over the vesting period of the related options. Amortization of deferred stock-based compensation was $267,000, $533,000 and $4.0 million in the years ended December 31, 2003, 2002 and 2001, respectively, of which $36,000, $138,000 and $387,000 was included in cost of revenue in the years ended December 31, 2003, 2002 and 2001, respectively. Amortization of deferred stock-based compensation on grants prior to December 31, 2000 is estimated to be approximately $32,000 for the year ending December 31, 2004 and may change due to the granting of additional options or the cancellation of existing grants in future periods.

NOTE 5-EMPLOYEE BENEFIT PLANS:

Employee Stock Purchase Plan

      In August 2000, the Company adopted the 2000 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions up to 15% of an employee's total compensation. The price of the Common Stock will generally be equal to 85% of the lower of the fair market value at the beginning of the offering period or the end of the relevant purchase period. The maximum number of shares a participant may purchase on any single purchase date is 6,250 shares, and not more than 125,000 shares may be purchased in total by all participants on any purchase date. As of December 31, 2003, a total of 685,766 shares of Common Stock have been reserved and registered under Form S-8 for issuance under the Purchase Plan. Under the terms of the Purchase Plan, the number of shares of Common Stock available for issuance automatically increases annually on the first trading day of each calendar year during the term of the Purchase Plan by an amount equal to 1% of the total number of shares of Common Stock outstanding on the last trading day of December in the immediately preceding calendar year, not to exceed 625,000 shares per year. The Company has chosen not to reserve or register under Form S-8 the annual increases for the calendar years ended December 31, 2002 and December 31, 2003 in the amounts of 194,256 and 194,095, respectively, unless and until such time as such shares are needed. A total of 67,421, 64,026 and 29,379 shares were issued under the Purchase Plan in the years ended December 31, 2003, 2002 and 2001, respectively.

401(k) Profit Sharing Plan

      In January 1996, the Company adopted the Computer Access Technology Corporation 401(k) Profit Sharing Plan (the "401(k) Plan") covering full-time employees located in the United States of America. The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code, so that contributions to the 401(k) Plan by employees or by the Company, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) Plan and so that the Company can deduct contributions, if any, when made. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit, generally $12,000 in 2003, and to have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, that the Company provide additional matching contributions to the 401(k) Plan on behalf of all participants. In the years ended December 31, 2003, 2002 and 2001, the Company made contributions of $0, $172,000 and $184,000, respectively.

NOTE 6 -RESTRUCTURING

      During the quarters ended June 30, 2002 and December 31, 2002, the Company implemented two separate restructuring plans designed to consolidate operations and reduce costs. The Company had restructuring expenses of $808,000 for the year ended December 31, 2002. The restructuring plans included the closure of our facilities in San Diego, California and Netanya, Israel and a reduction in staff by a total of 34 positions, primarily in research and development. Obligations related to subleasing may continue until 2004 as estimated and accrued for as of December 31, 2003.

      The following table summarizes the components of the accrued restructuring (in thousands):

                                                                   EMPLOYEE     OFFICE      OFFICE      OTHER
                                                                   SEVERANCE    CLOSURE     CLOSURE     COSTS       TOTAL
                                                                   ---------   ---------  ----------  ----------  ----------

Restructuring expenses, year ended December 31, 2002 .........        $446       $167        $134        $ 61        $808
Asset disposals made during the year ended December 31, 2002 .          --         --         134          --         134

Cash payments made during the year ended December 31, 2002 ...         249         99          --          56         404
                                                                   ---------   ---------  ----------  ----------  ----------
Accrued restructuring balance, December 31, 2002 .............         197         68          --           5         270
Cash payments made during the year ended December 31, 2003 ...         197         39          --           5         241
                                                                   ---------   ---------  ----------  ----------  ----------
Accrued restructuring balance, December 31, 2003 .............        $ --       $ 29         $--         $--        $ 29
                                                                   =========   =========  ==========  ==========  ==========


NOTE 7-INCOME TAXES:

The benefit from income taxes included the following (in thousands):

                                              YEAR ENDED DECEMBER 31,
                                      ---------------------------------------
                                        2003           2002             2001
                                      -------         -------         -------
Current:
Federal .......................       $    --         $(1,980)        $    51
State .........................            --               2               1
                                      -------         -------         -------
                                           --          (1,978)             52
                                      -------         -------         -------

Deferred:
Federal .......................            --             154              11
State .........................            --             122            (133)
                                      -------         -------         -------
                                           --             276            (122)
                                      -------         -------         -------
                                      $    --         $(1,702)        $   (70)
                                      =======         =======         =======

      The reconciliation between the effective tax rates and statutory federal income tax rate is shown in the following table:

                                                              YEAR ENDED DECEMBER 31,
                                                         --------------------------------
                                                          2003        2002          2001
                                                          ----        ----          ----
Statutory federal income tax rate.....................    34.0%       34.0%         34.0%
State taxes, net of federal income tax benefit........     5.8         5.5           5.0
Amortization of deferred stock-based compensation.....    49.4        (2.1)        (52.0)
Research and development credit.......................   138.5         4.0           9.7
Deferred tax asset valuation allowance................  (238.6)      (16.8)           --
Other.................................................    10.9        (5.3)          6.0
                                                         -----        ----          ----
Effective tax rate....................................     0.0%       19.3%          2.7%
                                                         =====        ====          ====


      The significant components of deferred tax assets and liabilities consist of the following (in thousands):

                                                                    DECEMBER 31,
                                                            ---------------------------
                                                              2003               2002
                                                              ----               ----
  Deferred tax assets:
         Accrued expenses.................................   $ 1,461           $ 1,197
         Allowance for doubtful accounts..................        59                63
         Depreciation and amortization....................       193               213
                                                             -------           -------
         Valuation allowance..............................    (1,713)           (1,473)
                                                             -------           -------
                                                             $    --           $    --
                                                             =======           =======

      The Company has provided a full valuation allowance for its net deferred tax assets as it cannot predict that these amounts will be realized through taxable income from future operations, or by carry-back to prior years' taxable income.

      At December 31, 2003, the Company had federal and state net operating loss carry-forwards of approximately $580,000 and $3.6 million, respectively, available to reduce future federal and state taxable income. The Company's federal net operating loss carry-forward will expire in 2023 and its state net operating loss carry-forwards will expire in 2012 and 2013.

      At December 31, 2003, the Company had federal and state research and development credit carry-forwards of approximately $450,000 and $650,000, respectively, available to reduce future federal and state tax liabilities. The Company's federal research and development credit carry-forwards will expire in 2022 and 2023 and there is no expiration date for the state research and development credit carry-forwards.

NOTE 8-RELATED PARTY TRANSACTIONS:

      Prior to the quarter ended September 30, 2003, we reported related party revenue and accounts receivables for Toyo Corporation, one of the Company's distributors and a holder of our stock and Agilent Technologies, a holder of our stock. Beginning with the quarter ended September 30, 2003, these entities are no longer considered related parties as they do not meet the qualifications for related parties.

      The Company had direct sales to Philips Semiconductors, a stockholder and one of the Company's affiliates, totaling $10,000, $28,000, and $85,000, in the years ended December 31, 2003, 2002 and 2001, respectively. As of December 31, 2003 and 2002, the Company had receivable balances with Philips Semiconductors of $0 and $28,000, respectively.

      In May 2000, the Company loaned $125,000 to Albert Lee, its Vice President, Operations, pursuant to a promissory note. The principal amount of the loan and all interest that had accrued at a rate of 8.00% was timely repaid in full by Mr. Lee in May 2003.

NOTE 9-COMMITMENTS:

Leases

      The Company leases its principal executive and administrative office facility under a non-cancelable operating lease. The lease expires in December 2009. In 2000, the Company entered into non-cancelable operating leases in Netanya, Israel and San Diego, California that expire in September 2005 and July 2004, respectively. The Netanya lease was cancelled in conjunction with the Company's restructuring plan in the quarter ended June 2002. As of December 31, 2003, all amounts owed under the San Diego facility lease are included in accrued restructuring. Rent expense for the years ended December 31, 2003, 2002 and 2001, was approximately $262,000, $333,000 and $379,000, respectively.

      As of December 31, 2003, future minimum lease payments under the non-cancelable facilities leases are as follows (in thousands):

                                                             OPERATING
YEAR ENDING DECEMBER 31                                       LEASES
-----------------------                                      ---------
2004..............................................               $291
2005..............................................                254
2006..............................................                264
2007..............................................                274
2008..............................................                285
Thereafter........................................                271
                                                              -------
         Total minimum payments...................             $1,639
                                                              =======


NOTE 10-REPORTABLE SEGMENTS AND GEOGRAPHIC INFORMATION:

      The Company has two reportable segments categorized by product type: development products and production products. Prior to the quarter ended March 31, 2003, the Company had three reportable segments: development products, production products and connectivity products. For the years ended December 31, 2003, connectivity product revenue and segment gross profit were $106,000 and $50,000, respectively. For the year ended December 31, 2002, connectivity product revenue and segment gross loss were $267,000 and $108,000, respectively. Connectivity products are now included in the production products segment information below and under the caption "Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations" elsewhere in this report.

      Development products are advanced verification systems that assist product developers to efficiently design reliable and interoperable systems and devices. Production products are production verification systems and connectivity solutions designed to assist manufacturers in the volume production of reliable devices and systems. The Company has no inter-segment revenue.

      The Company analyzes segment revenue and cost of revenue, but does not allocate operating expenses, including stock-based compensation, or assets to segments. Accordingly, the Company has presented only revenue and gross profit by segment.

Segment information (in thousands):

                                                                                   UNALLOCATED
                                                                                   STOCK-BASED
                                                 DEVELOPMENT      PRODUCTION       COMPENSATION
                                                  PRODUCTS         PRODUCTS          EXPENSE           TOTAL
                                                 -----------      ----------       ------------      ---------
Year Ended December 31, 2003
  Segment revenue from external customers.......   $13,684           $1,566           $  --           $15,250
  Segment gross profit..........................   $11,236           $  977           $ (36)          $12,177

Year Ended December 31, 2002
  Segment revenue from external customers.......   $12,357           $2,089           $  --           $14,446
  Segment gross profit..........................   $ 9,998           $1,272           $(138)          $11,132

Year Ended December 31, 2001
  Segment revenue from external customers.......   $12,522           $4,248           $  --           $16,770
  Segment gross profit..........................   $10,817           $2,081           $(387)          $12,511


Geographic information (in thousands):


                                                                     LONG-LIVED
                                                        REVENUE        ASSETS
                                                        -------      ----------
  Year Ended December 31, 2003
  North America..................................       $ 7,315       $10,416
  Europe.........................................         1,888            --
  Asia...........................................         6,041            --
  Rest of world..................................             6            --
                                                        -------       -------
  Total..........................................       $15,250       $10,416
                                                        =======       =======

  Year Ended December 31, 2002
  North America..................................       $ 5,883       $ 1,391
  Europe.........................................         2,696            --
  Asia...........................................         5,817            --
  Rest of world..................................            50            --
                                                        -------       -------
  Total..........................................       $14,446       $ 1,391
                                                        =======       =======

  Year Ended December 31, 2001
  North America..................................       $ 7,369       $ 1,233
  Europe.........................................         2,673           225
  Asia...........................................         6,648            --
  Rest of world..................................            80            --
                                                        -------       -------
  Total..........................................       $16,770       $ 1,458
                                                        =======       =======

      Revenues are attributed to countries based on delivery locations. Sales to foreign customers accounted for 52.0%, 59.3%, and 56.1% of revenue during the years ended December 31, 2003, 2002 and 2001, respectively.


NOTE 11 - WARRANTIES

      The Company offers warranties on certain products and records at the time of shipment an estimate for future costs associated with warranty claims. The Company accrues these costs based upon historical experience and its estimate of the level of future warranty costs. The Company assesses the adequacy of its warranty reserve on a quarterly basis and makes adjustments, if needed.

      The following table reconciles the changes in the Company's warranty reserve for the year ended December 31, 2003 (in thousands):

   Balance as of December 31, 2002.........................    $ 187
   Accrual for warranty reserve for sales made during
     the year ended December 31, 2003......................      126
   Warranty costs for the year ended December 31, 2003.....      (34)
   Warranty expirations during the year ended
     December 31, 2003.....................................     (153)
                                                               -----
   Total...................................................    $ 126
                                                               =====

NOTE 12 - STOCK REPURCHASE PROGRAM

      On January 30, 2003, the Company announced that its Board of Directors had authorized a stock repurchase program under which up to 1 million shares of the Company's outstanding Common Stock could be acquired in the open market. The Company set up a Rule 10b5-1 plan for purchases of the shares that allows the Company to repurchase shares at times when it would ordinarily not be in the market because of self-imposed blackout periods. Repurchases are effected by Needham & Company, Inc. Purchases under the program are funded from available working capital. There is no guarantee as to the exact number of shares that will be repurchased and the Company has the option to discontinue stock repurchases at any time.

      During the year ended December 31, 2003, the Company purchased approximately 385,000 shares under the stock repurchase program at a cost of approximately $1.3 million.

NOTE 13 - ACQUISITIONS

      On May 9, 2002, the Company entered into an Agreement and Plan of Merger with Verisys and its shareholders ("Merger Agreement") pursuant to which the Company acquired Verisys. The transaction closed on June 4, 2002, and was accounted for under the purchase method of accounting. The accompanying consolidated financial statements include the results of operations of Verisys subsequent to June 4, 2002. Verisys previously operated in Aptos, California prior to moving all of its personnel and operations to the Company's Santa Clara, California facility in January 2003. Verisys was founded in 1992 and developed, manufactured and sold bus analysis tools for the SCSI market.

      Pursuant to the Merger Agreement, the Company paid $825,000 and issued 360,000 shares of its Common Stock, of which 61,200 shares have been retained to secure certain Verisys obligations under the Merger Agreement for a period of eighteen months, in exchange for all of the outstanding shares of Verisys common stock. The Company's cost to acquire Verisys was calculated to be $2.3 million. Verisys currently operates as a wholly owned subsidiary of the Company.

The total initial purchase price of Verisys is as follows (in thousands):

  Cash Paid ....................................   $     825
  Value of securities issued ...................       1,271
  Estimated transaction costs and expenses .....         191
                                                   ---------
                                                   $   2,287
                                                   =========

      The cost to acquire Verisys has been allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess purchase price being allocated to goodwill. The purchase price allocation is as follows (in thousands):


Net liabilities assumed ........................   $   (440)
Intangible assets acquired:
  Goodwill .....................................      1,427
  In-process research and development ..........        410
  Acquired developed technology ................        380
  Non-compete agreements .......................        280
  Core technology ..............................        230
                                                   --------
Total purchase price allocation ................   $  2,287
                                                   ========

      The Company allocated the purchase to Verisys' tangible assets and specific intangible assets such as in-process research and development, developed technology, non-compete agreements and core technology, based upon its analysis and review of an independent valuation report.

      Goodwill represents the excess of the purchase price for Verisys over the fair value of the underlying net identifiable assets.

      In-process research and development represents that portion of the purchase price of an acquisition related to the research and development activities which (i) have not demonstrated their technological feasibility, and
(ii) have no alternative future uses. Accordingly, the Company recognized an in-process research and development expense of $410,000 during the three months ended June 30, 2002 in conjunction with the acquisition. At the time of the acquisition, Verisys had one major development project in process, an analyzer to support the Ultra320 protocol. The Company valued the in-process research and development using an income approach that utilized the estimated future discounted cash flows from the Ultra320 analyzer project. The net cash flows from the identified project were based on estimates of revenue, costs of revenue, research and development expenses, selling, marketing, general and administrative expenses, capital charges, and applicable net income taxes. These estimated future cash flows were discounted by 25%. This rate was based on the industry segment for the technology, nature of the products being developed, the additional risk related to its development and the level of completion.

      The acquired developed technology, which is comprised of products that are already technologically feasible, mainly includes the SV-8320, SV-8160, and SV-4080 SCSI analyzers. As of December 31, 2002, the Company is amortizing the remaining acquired developed technology on a straight-line basis over an estimated useful life of two years.

      Non-compete agreements represent the value of non-compete agreements the Company has with certain former Verisys executives. As of December 31, 2002, the Company is amortizing the remaining non-compete agreements on a straight-line basis over an estimated useful life of three years.

      Core technology represents the value of the underlying proprietary technology of Verisys' products. As of December 31, 2002, the Company is amortizing the remaining core technology on a straight-line basis over an estimated useful life of two years.

      As a result of the decline in the Company's market valuation and reduced SCSI sales, the Company performed the required impairment tests of goodwill and indefinite-lived intangible assets as of September 30, 2002, in accordance with SFAS 142, "Goodwill and Other Intangible Asset." These tests were based upon an independent valuation performed by an outside valuation specialist that utilized a combination of income and market value approaches. It was determined that, as of September 30, 2002, there was full impairment of goodwill within the development products segment of $1.4 million, and partial impairment of acquired developed technology, non-compete agreements and core technology of $147,000, $59,000 and $135,000, respectively. As of December 31, 2003, the net carrying value of acquired developed technology, non-compete agreements and core technology was $26,000, $111,000 and $30,000, respectively.


QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

      The following table sets forth the Company's historical unaudited quarterly consolidated statement of operations data for the eight quarters ended December 31, 2003. This quarterly information has been prepared on a basis consistent with the Company's audited consolidated financial statements and, the Company believes, includes all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the information shown. The Company's quarterly operating results have fluctuated and may continue to fluctuate significantly as a result of a variety of factors. Operating results for any quarter are not necessarily indicative of results for any future quarter or for a full year.

                                                                     FISCAL YEAR QUARTERS ENDED
                                                 -----------------------------------------------------------
                                                 MAR. 31,         JUNE 30,        SEPT. 30,         DEC. 31,
                                                 ---------        --------        ---------         --------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
 STATEMENT OF OPERATIONS DATA:

 YEAR ENDED DECEMBER 31, 2003
 Revenue................................          $ 3,262          $ 3,856          $ 3,995          $ 4,137
 Gross profit...........................            2,589            3,056            3,172            3,360
 Income (loss) from operations..........             (624)             (78)            (128)              51
 Net income (loss)......................          $  (463)         $   120          $    (1)         $   206
 Net income (loss) per share:
   Basic................................          $ (0.02)         $  0.01          $ (0.00)         $  0.01
   Diluted..............................          $ (0.02)         $  0.01          $ (0.00)         $  0.01

 Weighted average shares outstanding:
   Basic................................           19,443           19,442           19,411           19,389
   Diluted..............................           19,443           19,980           19,411           20,508
 YEAR ENDED DECEMBER 31, 2002
 Revenue................................          $ 3,422          $ 3,493          $ 4,016          $ 3,515
 Gross profit...........................            2,738            2,824            2,877            2,693
 Loss from operations...................           (1,870)          (2,087)          (3,624)          (1,947)
 Net loss...............................          $(1,007)         $  (809)         $(2,777)         $(2,506)
 Net loss per share:
   Basic................................          $ (0.05)         $ (0.04)         $ (0.14)         $ (0.13)
   Diluted..............................          $ (0.05)         $ (0.04)         $ (0.14)         $ (0.13)

 Weighted average shares outstanding:
   Basic and diluted....................           18,911           19,083           19,401           19,425


                     Computer Access Technology Corporation



                      Condensed Consolidated Balance Sheets
                                       at
                       June 30, 2004 and December 31, 2003

                 Condensed Consolidated Statements of Operations
                            for the six months ended
                             June 30, 2004 and 2003


            Condensed Consolidated Statements of Stockholders' Equity
                            for the six months ended
                             June 30, 2004 and 2003

                                       and

                 Condensed Consolidated Statements of Cash Flows
                            for the six months ended
                             June 30, 2004 and 2003

                     COMPUTER ACCESS TECHNOLOGY CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (UNAUDITED, IN THOUSANDS)


                                                                    JUNE 30,      DECEMBER 31,
                                                                      2004           2003
                                                                   ----------     ------------
                                      ASSETS

Current assets:
    Cash and cash equivalents.................................      $18,176         $34,116
    Short-term investments....................................        2,617           1,055
    Trade accounts receivable, net............................        3,000           3,180
    Inventories...............................................        1,592             907
    Other current assets......................................          615             675
                                                                    -------         -------
        Total current assets..................................       26,000          39,933
Long-term investments.........................................       24,779           9,367
Property and equipment, net...................................          980             768
Purchased intangibles.........................................           98             167
Other assets..................................................          135             114
                                                                    -------         -------
                                                                    $51,992         $50,349
                                                                    =======         =======

                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable..........................................      $   795           $ 393
    Accrued expenses..........................................        3,131           2,921
    Accrued restructuring.....................................           15              29
    Deferred revenue  ........................................          581             535
                                                                    -------         -------
        Total current liabilities.............................        4,522           3,878
Stockholders' equity:
    Common stock..............................................           20              19
    Additional paid-in capital................................       54,008          53,643
    Treasury stock............................................       (1,048)         (1,048)
    Deferred stock-based compensation.........................           --             (32)
    Unrealized loss on investments............................         (312)             --
    Accumulated deficit.......................................       (5,198)         (6,111)
                                                                    -------         -------
        Total stockholders' equity............................       47,470          46,471
                                                                    -------         -------
                                                                    $51,992         $50,349
                                                                    =======         =======


These accompanying notes are an integral part of these condensed consolidated financial statements.


                     COMPUTER ACCESS TECHNOLOGY CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                         SIX MONTHS
                                                                       ENDED JUNE 30,
                                                                    --------------------
                                                                     2004          2003
                                                                    ------        ------
Revenue...................................................          $9,541        $7,118
Cost of revenue...........................................           1,686         1,473
                                                                    ------        ------
Gross profit..............................................           7,855         5,645
                                                                    ------        ------
Operating expenses:
    Research and development..............................           3,191         2,642
    Sales and marketing...................................           2,798         2,377
    General and administrative............................           1,277         1,276
         Amortization of purchased intangibles ...........              52            52
                                                                    ------        ------
         Total operating expenses.........................           7,318         6,347
                                                                    ------        ------
Income (loss) from operations.............................             537          (702)
Other income, net.........................................             376           359
                                                                    ------        ------
Income (loss) before income taxes.........................             913          (343)
Income taxes..............................................              --            --
                                                                    ------        ------
Net income (loss).........................................          $  913        $ (343)
                                                                    ======        ======
Net income (loss) per share:
    Basic.................................................          $ 0.05        $(0.02)
                                                                    ======        ======
    Diluted...............................................          $ 0.04        $(0.02)
                                                                    ======        ======
Weighted average shares outstanding:
    Basic.................................................          19,509        19,411
                                                                    ======        ======
    Diluted...............................................          20,688        19,411
                                                                    ======        ======


These accompanying notes are an integral part of these condensed consolidated financial statements.


                     COMPUTER ACCESS TECHNOLOGY CORPORATION

            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  (UNAUDITED, IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                               ACCUMULATED      RETAINED
                                  COMMON STOCK                    ADDITIONAL      DEFERRED        OTHER         EARNINGS
                             ---------------------    TREASURY     PAID-IN      STOCK-BASED    COMPREHENSIVE  (ACCUMULATED
                               SHARES      AMOUNT      STOCK       CAPITAL      COMPENSATION   INCOME (LOSS)    DEFICIT)     TOTAL
                             ----------    -------    --------    ----------    ------------   -------------  ------------  -------
Balance as of December 31,   19,425,625     $19       $  --        $53,210         $(324)           $--        $(5,703)     $47,202
   2002
Exercise of common stock        159,543      --          --            145            --             --             --          145
   options
Issuance of common stock
   through employee stock        32,890      --          --             70            --             --             --           70
   purchase plan
Stock repurchase               (164,420)     --        (448)            --            --             --            (17)        (465)
Deferred stock-based                 --      --          --            (36)           16             --             --          (20)
   compensation
Amortization of deferred
   stock-based                       --      --          --             --           178             --             --          178
     compensation
Net loss                             --      --          --             --            --             --           (343)        (343)
                             ----------     ---       -----        -------         -----            ---        -------      -------
Balance as of June 30, 2003  19,453,638     $19       $(448)       $53,389         $(130)           $--        $(6,063)     $46,767
                             ==========     ===       =====        =======         =====            ===        =======      =======



                                                                                               ACCUMULATED      RETAINED
                                  COMMON STOCK                    ADDITIONAL      DEFERRED        OTHER         EARNINGS
                             ---------------------    TREASURY     PAID-IN      STOCK-BASED    COMPREHENSIVE  (ACCUMULATED
                               SHARES      AMOUNT      STOCK       CAPITAL      COMPENSATION   INCOME (LOSS)    DEFICIT)     TOTAL
                             ----------    -------    --------    ----------    ------------   -------------  ------------  -------
Balance as of December 31,   19,409,529     $19     $(1,048)       $53,643          $(32)          $ --        $(6,111)     $46,471
   2003
Exercise of common stock        120,096       1          --            238            --             --             --          239
   options
Issuance of common stock
   through employee stock        56,174      --          --            127            --             --             --          127
   purchase plan
Amortization of deferred
   stock-based                       --      --          --             --            32             --             --           32
   compensation
Net Income                           --      --          --             --            --             --            913          913
Change in unrealized loss            --      --          --             --            --           (312)            --         (312)
   on investments
Comprehensive income                 --      --          --             --            --             --             --          601
                             ----------     ---       -----        -------         -----            ---        -------      -------
Balance as of June 30, 2004  19,585,799     $20     $(1,048)       $54,008          $ --          $(312)       $(5,198)     $47,470
                             ==========     ===       =====        =======         =====            ===        =======      =======


These accompanying notes are an integral part of these condensed consolidated financial statements.

                                                                   .

                     COMPUTER ACCESS TECHNOLOGY CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (UNAUDITED, IN THOUSANDS)

                                                                                       SIX MONTHS
                                                                                      ENDED JUNE 30,
                                                                                -------------------------
                                                                                  2004             2003
                                                                                --------         --------

Cash flows from operating activities:
   Net income (loss) ...................................................        $    913         $   (343)
   Adjustments to reconcile net income (loss) to net cash from operating activities:
      Depreciation and amortization ....................................             316              397
      Amortization of acquired developed technology ....................              17               18
      Amortization of purchased intangibles ............................              52               52
      Amortization of deferred stock-based compensation ................              32              158
      Amortization of premium on investments ...........................             160              262
      Changes in assets and liabilities:
         Trade accounts receivable .....................................             180             (600)
         Inventories ...................................................            (685)             206
         Other assets ..................................................              60              962
         Accounts payable ..............................................             402           (1,100)
         Accrued expenses ..............................................             197              (46)
         Accrued restructuring .........................................             (14)            (229)
         Deferred revenue ..............................................              46                7
         Deferred rent .................................................              13               --
                                                                                --------         --------
                Net cash provided by (used in) operating activities ....           1,689             (256)
                                                                                --------         --------
Cash flows from investing activities:
   Purchase of short-term investments ..................................          (2,633)          (4,392)
   Sale of short-term investments ......................................           1,053            4,900
   Acquisition of property and equipment ...............................            (528)            (270)
   Purchase of long-term investments ...................................         (15,866)              --
   Other long-term assets ..............................................             (21)             120
                                                                                --------         --------
                Net cash provided by (used in) investing activities ....         (17,995)             358
                                                                                --------         --------
Cash flows from financing activities:
    Proceeds from exercise of stock options ............................             239              145
    Proceeds from employee stock purchase plan .........................             127               70
    Repurchases of common stock ........................................              --             (465)
                                                                                --------         --------
                Net cash provided by (used in) financing activities ....             366             (250)
                                                                                --------         --------
Net decrease in cash and cash equivalents ..............................         (15,940)            (148)
Cash and cash equivalents at beginning of period .......................          34,116           30,846
                                                                                --------         --------
Cash and cash equivalents at end of period .............................        $ 18,176         $ 30,698
                                                                                ========         ========


   These accompanying notes are an integral part of these condensed consolidated financial statements.


NOTE 1 - BUSINESS


Business

      Computer Access Technology Corporation is a provider of advanced verification systems for existing and emerging digital communications standards. Our products are used by semiconductor, system and software companies at each phase of their products' lifecycles from development through production and market deployment.

      We have expertise in the Bluetooth, Fibre Channel, 1394, InfiniBand, PCI Express, SCSI, Serial ATA, Serial Attached SCSI and USB standards and are actively engaged with our customers throughout their development and production processes in order to deliver solutions that meet their needs. Utilizing our easy to use, color-coded expert analysis software, the CATC Trace(TM), our development products generate, capture, filter and analyze high-speed communications traffic, allowing our customers to quickly discover and correct persistent and intermittent errors and flaws in their product designs. Our production products are used during the manufacturing process to ensure that our customers' products comply with standards and operate with other devices, as well as assist system manufacturers to download software onto new computers.

      We have two reportable operating segments: development products and production products. Further segment and geographic information is included in
Note 7 of the Notes to Condensed Consolidated Financial Statements included in this report.

      Computer Access Technology Corporation was incorporated in California in 1992 and reincorporated in Delaware in 2000. Our headquarters are located at 3385 Scott Boulevard, Santa Clara, California 95054. We maintain a World Wide Web site at www.catc.com. The reference to this World Wide Web site address does not constitute incorporation by reference of the information contained therein.

      Our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, all amendments to those reports, and the Proxy Statement for our annual meeting of stockholders are made available, free of charge, on our website as soon as reasonably practicable after the reports have been filed with or furnished to the Securities and Exchange Commission (the "SEC").

Interim Financial Information and Basis of Presentation

      The accompanying unaudited condensed consolidated financial statements as of June 30, 2004, and for the six months ended June 30, 2004 and 2003, respectively, have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and pursuant to the rules and regulations of the SEC and include the accounts of Computer Access Technology Corporation and its wholly owned subsidiaries (collectively, "Computer Access Technology Corporation" or the "Company"). Intercompany accounts and transactions have been eliminated in consolidation. Certain information and footnote disclosures normally included in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to SEC rules and regulations. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the condensed consolidated balance sheet at June 30, 2004, the condensed consolidated operating results for the six months ended June 30, 2004 and 2003, the condensed consolidated cash flows for the six months ended June 30, 2004 and 2003 and the condensed consolidated statements of stockholders' equity for the six months ended June 30, 2004 and 2003. Certain reclassifications have been made to prior year balances in order to conform to the current year's presentation. These unaudited condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements and notes thereto for the year ended December 31, 2003.

      The unaudited condensed consolidated balance sheet at December 31, 2003 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles in the United States of America for complete financial statements.

Concentrations of credit risk

      Revenue and accounts receivable from customers comprising more than 10% of revenue or trade accounts receivable are summarized as follows:

                                                  SIX MONTHS ENDED
                                                      JUNE 30,
                                         ------------------------------------
                                               2004              2003
                                         ----------------- ------------------
Revenue:
   Company A.......................              17%                18%
   Company B.......................              14%                17%


                                              JUNE 30,         DECEMBER 31,
                                                2004              2003
                                         ----------------- ------------------
Accounts receivable:
   Company A.......................              17%                15%
   Company B.......................              14%                13%
   Company C.......................                *                10%

---------
   * less than 10% of revenue or trade accounts receivable for the period.

NOTE 2 - COMPREHENSIVE INCOME (LOSS)

      Comprehensive income (loss) is defined as changes in equity of a company from transactions, other events and circumstances, excluding transactions resulting from investments by owners and distributions to owners.

      The following table sets forth comprehensive net income (loss) for the periods indicated (in thousands):

                                                          SIX MONTHS ENDED
                                                              JUNE 30,
                                                    --------------------------
                                                        2004          2003
                                                    ------------  ------------
   Net income (loss)............................       $ 913        $ (343)
                                                    ============  ============
Other comprehensive income:
   Change in  unrealized  gains and  (losses)
      on available-for-sale securities..........        (312)           --
                                                    ------------  ------------
   Comprehensive income (loss)..................       $ 601        $ (343)
                                                    ============  ============

NOTE 3 - STOCK-BASED COMPENSATION

Stock-based compensation

      In connection with certain stock option grants in 2000, 1999 and 1998, the Company recorded deferred stock-based compensation totaling $14,393,000 which represented the difference between the exercise price and the deemed fair value at the date of grant and is being recognized over the vesting period of the related options. All amortization of deferred stock-based compensation was recognized as of March 31, 2004. Accordingly, no amortization of deferred stock-based compensation was recognized in the three months ended June 30, 2004. Amortization of deferred stock-based compensation was $32,000 in the six months ended June 30, 2004, of which $6,000 was included in cost of revenue. Amortization of deferred stock-based compensation was $158,000 in the six months ended June 30, 2003, of which $18,000 was included in cost of revenue in the six months ended June 30, 2003.

Fair value disclosures

      The Company has adopted the disclosure provisions of Statement of Financial Accounting Standard ("SFAS") No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation and requires prominent disclosure in both the annual and interim financial statements of the method of accounting used and the financial impact of stock-based compensation. As permitted by SFAS No. 123, the Company accounts for stock options granted as prescribed under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," which recognizes compensation cost based upon the intrinsic value of the award.

      The weighted-average fair values of options granted during the six months ended June 30, 2004 and 2003 were $2.15, and $1.78, respectively. In determining the fair value of options granted in each of the periods, the Company used the Black Scholes option pricing model and assumed the following:

                                                     SIX MONTHS ENDED
                                                         JUNE 30,
                                           ----------------------------------
                                                  2004             2003
                                           ----------------- ----------------

         Expected life (in years)........         5                  5
         Risk-free interest rate.........    3.01%-3.67%         2.29-2.78%
         Volatility......................       35-42%             53-77%
         Dividend yield..................         0%                 0%


      Had compensation costs been determined based upon the fair value at the grant date for awards under the Company's stock option plans, consistent with the methodology prescribed under SFAS No. 123, the Company's pro forma net income (loss) and pro forma basic and diluted net income (loss) per share under SFAS No. 123 would have been (in thousands, except per share data):

                                                            SIX MONTHS ENDED
                                                                JUNE 30,
                                                        -----------------------
                                                          2004           2003
                                                        --------       --------
Net income (loss), as reported ......................    $   913       $  (343)
    Add: Amortization of deferred stock-based
    compensation included in as reported net loss ...         32           158

    Deduct: Stock-based employee compensation expense
    determined under fair value based method for all
    grants ..........................................     (1,023)       (1,156)
                                                         -------       -------
   Net income (loss), pro forma .....................    $   (78)      $(1,341)
                                                         =======       =======
Net income (loss) per share, as reported
   Basic ............................................    $  0.05       $ (0.02)
                                                         =======       =======
   Diluted ..........................................    $  0.04       $ (0.02)
                                                         =======       =======
Net income (loss) per share, pro forma
   Basic and diluted ................................    $ (0.00)      $ (0.07)
                                                         =======       =======

NOTE 4 - NET INCOME (LOSS) PER SHARE

      The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share," and SEC Staff Accounting Bulletin ("SAB") No. 98. Under the provisions of SFAS No. 128 and SAB No. 98, basic net income (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share excludes potential common stock if its effect is anti-dilutive. Potential common stock consists of incremental common shares issuable upon the exercise of stock options.

      The following table sets forth the computation of basic and diluted net income (loss) per share for the periods indicated (in thousands except per share data):

                                                          SIX MONTHS ENDED
                                                               JUNE 30,
                                                       ---------------------
                                                         2004          2003
                                                       -------       -------
Numerator:
   Net income (loss)..............................     $   913       $  (343)
                                                       =======       =======
Denominator:
   Weighted average shares outstanding............      19,509        19,441
                                                       -------       -------
   Denominator for basic calculation..............      19,509        19,441
   Dilutive effect of stock options...............       1,179            --
                                                       -------       -------
   Denominator for diluted calculation............      20,688        19,441
                                                       =======       =======

Net income (loss) per share:
   Basic.........................................      $  0.05       $ (0.02)
                                                       =======       =======
   Diluted.......................................      $  0.04       $ (0.02)
                                                       =======       =======
Total  common stock  equivalents,  related to
   options  outstanding,  excluded  from  the
   computation   of  earnings  per  share  as
   their effect is antidilutive....................      2,397         2,921
                                                       =======       =======

NOTE 5 - INVENTORIES

      Inventories consist of the following (in thousands):

                                     AS OF JUNE 30,       AS OF DECEMBER 31,
                                     --------------       ------------------
                                          2004                  2003
                                     --------------       ------------------

Raw materials..................         $  577                  $334
Work in progress..................         624                   250
Finished goods....................         391                   323
                                        ------                 -----
                                        $1,592                  $907
                                        ======                 =====

NOTE 6 - INCOME TAXES

      The Company's effective income tax rate was 0.0% in the six months ended June 30, 2004 and June 30, 2003, as the Company provided a full valuation allowance against its net deferred tax assets through June 30, 2004. As of June 30, 2004, the Company continued to carry a full valuation against its net deferred tax assets, as it has determined that it is more likely than not that such amounts will not be realized through taxable income from future operations, or by carry-back to prior year's taxable income.


NOTE 7 - REPORTABLE SEGMENTS AND GEOGRAPHIC INFORMATION

      The Company has two reportable segments categorized by product type: development products and production products. Development products are advanced verification systems that assist product developers to efficiently design reliable and interoperable systems and devices. Production products are production verification systems and connectivity solutions designed to assist manufacturers in the volume production of reliable devices and systems. The Company has no inter-segment revenue.

      The Company analyzes segment revenue and cost of revenue, but does not allocate operating expenses, including stock-based compensation, or assets to segments. Accordingly, the Company has presented only revenue and gross profit by segment.

      Segment information (in thousands):

                                                                                            UNALLOCATED
                                                                                            STOCK-BASED
                                                 DEVELOPMENT           PRODUCTION           COMPENSATION
                                                   PRODUCTS             PRODUCTS              EXPENSE               TOTAL
                                               -----------------      -------------       -----------------       ----------
Six Months Ended June 30, 2004
     Segment revenue from external
       customers.............................       $9,070              $   471                $  --                $9,541
     Segment gross profit....................       $7,565              $   296                $  (6)               $7,855

Six Months Ended June 30, 2003
     Segment revenue from external
       customers.............................       $6,370              $   748                $  --                $7,118
     Segment gross profit....................       $5,231              $   432                $ (18)               $5,645



      Geographic information (in thousands):


                                                               LONG-LIVED
                                             REVENUE             ASSETS
                                             -------           ----------
Six Months Ended June 30, 2004
   North America......................        $4,931             $25,992
   Europe.............................         1,083                  --
   Asia...............................         3,527                  --
   Rest of world......................            --                  --
                                             -------             -------
      Total...........................        $9,541             $25,992
                                             =======             =======

Six Months Ended June 30, 2003
       North America..................        $3,167             $   872
       Europe.........................           965                  --
       Asia...........................         2,980                  --
       Rest of world..................             6                  --
                                             -------             -------
         Total........................        $7,118             $   872
                                             =======             =======


The increases in long-lived assets held in North America for the six months ended June 30, 2004 reflect the increases in the Company's long-term investments. Revenues are attributed to regions based on delivery locations. Sales to international customers accounted for 48.3% and 55.5% for the six months ended June 30, 2004 and 2003, respectively.

NOTE 8 - WARRANTIES

      The Company offers warranties on certain products and records at the time of shipment an estimate for the future costs associated with warranty claims. The Company accrues these costs based upon historical experience and its estimate of the level of future warranty costs. The Company assesses the adequacy of its warranty reserve on a quarterly basis and makes adjustments, if needed.

      The following table reconciles the changes in our warranty reserve for the six months ended June 30, 2004 (in thousands):

    Balance as of December 31, 2003...........................     $ 125
    Accrual for warranty for sales made during
      the six months ended June 30, 2004......................       182
    Warranty costs for the six months ended June 30, 2004.....        (1)
    Warranty expirations during the six months ended
      June 30, 2004...........................................      (181)
                                                                   -----
    Total.....................................................     $ 125
                                                                   =====

NOTE 9 - RECENT ACCOUNTING PRONOUNCEMENTS

      On March 31, 2004, the Financial Accounting Standards Board ("FASB") issued a proposed Statement, "Share-Based Payment, an amendment of FASB Statements Nos. 123 and 95," that addresses accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. The proposed statement would eliminate the ability to account for share-based compensation transactions using Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and generally would require that such transactions be accounted for using a fair-value-based method and recognized as expenses in our consolidated statement of operations. The proposed standard would require that the modified prospective method be used, which requires that the fair value of new awards granted from the beginning of the year of adoption, plus unvested awards at the date of adoption, be expensed over the vesting period. In addition, the proposed statement encourages companies to use the "binomial" approach to value stock options, which differs from the Black-Scholes option pricing model that we currently use. The recommended effective date of the proposed standard for public companies is for fiscal years beginning after December 15, 2004.

      Should this proposed statement be finalized in its current form, it will have a significant impact on our consolidated statement of operations as we will be required to expense the fair value of our stock option grants and stock purchases under our employee stock purchase plan rather than disclose the impact on our consolidated net income (loss) within our footnotes, as is our current practice. In addition, the proposed standard will have a significant impact on our consolidated cash flows from operations, as we will be required to reclassify our tax benefit on the exercise of employee stock options from cash flows from operating activities to cash flows from financing activities.

      Unaudited Pro Forma Combined Financial Information


      The unaudited pro forma combined financial statements are based upon the historical consolidated financial statements and notes thereto (as applicable) of LeCroy Corporation ("LeCroy") and Computer Access Technology Corporation ("CATC"). The unaudited pro forma combined financial statements give pro forma effect to the merger of CATC with and into LeCroy (the "Merger") and also gives pro forma effect to the issuance of $50.0 million in term debt (the "Debt") that was partially used to finance the Merger, as if such transactions have been completed on the dates indicated below. The unaudited pro forma combined balance sheet gives pro forma effect to the Merger and Debt as if the transactions had been completed on the last day of LeCroy's fiscal year ended, June 30, 2004. It combines LeCroy's June 30, 2004 consolidated balance sheet with CATC's June 30, 2004 unaudited condensed consolidated balance sheet. The unaudited pro forma combined statement of operations gives pro forma effect to the Merger and Debt as if such transactions had been completed on July 1, 2003 and combines LeCroy's consolidated statement of operations for the fiscal year ended June 30, 2004 with CATC's unaudited consolidated statement of operations for the twelve-month period ended June 30, 2004. The unaudited consolidated statement of operations of CATC for the twelve months ended June 30, 2004 has been adjusted to conform to the fiscal year of LeCroy by deducting the results for the six months ended June 30, 2003 from, and adding the six months ended June 30, 2004, to the fiscal year end of CATC for the twelve months ended December 31, 2003. The unaudited pro forma adjustments related to the Merger are based on preliminary purchase price allocations which are subject to change pending a final analysis of fair values of the assets acquired and liabilities and stock options assumed. The effect of these changes could be material.


      The unaudited pro forma adjustments are based upon the estimates and assumptions set forth in the notes to the unaudited pro forma combined financial statements. The pro forma adjustments (including estimates and assumptions) made in connection with the preparation of the pro forma information are preliminary and have been made solely for purposes of preparing the pro forma information for illustrative purposes necessary to comply with the disclosure requirements of the Securities and Exchange Commission (the "SEC"). The unaudited pro forma combined financial statements do not purport to be indicative of the results of operations for future periods or the combined financial position or results that actually would have been realized for the periods presented had LeCroy and CATC been a single entity during these periods. The unaudited pro forma combined financial statements do not give effect to any synergies, cost savings or integration costs that may result from the integration of CATC with LeCroy.

      These unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of CATC included herein and the annual, quarterly and other reports filed by LeCroy and CATC with the SEC.

LECROY CORPORATION
PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
(in thousands)

                                                                                                           PRO FORMA
                                                                                                  ----------------------------
                                                                          LECROY        CATC      ACQUISITION
                                                                         JUNE 30,     JUNE 30,    ADJUSTMENTS
                                                                           2004         2004       (NOTE 2)           COMBINED
                                                                        ---------    ---------     --------           --------
                             ASSETS
Current assets:
    Cash and cash equivalents.....................................      $  28,566    $  18,176     $(38,694)  (a)     $  8,048
    Short-term investments........................................          9,534        2,617      (12,151)  (b)           --
    Trade accounts receivable, net................................         24,675        3,000           45   (c)       27,720
    Inventories, net..............................................         21,978        1,592        2,597   (d)       26,167
    Other current assets..........................................         11,921          615         (953)  (e)(f)    11,583
                                                                        --------     ---------     --------           --------
        Total current assets......................................         96,674       26,000      (49,156)            73,518
Long-term investments.............................................             --       24,779      (24,779)  (b)           --
Property and equipment, net.......................................         19,778          980         (276)  (g)       20,482
Purchased intangible assets.......................................             --           98        3,142   (h)        3,240
Goodwill .........................................................             --           --       77,690   (i)       77,690
Other assets......................................................         13,341          135          (24)  (j)(k)    13,452
                                                                        ---------    ---------     --------           --------
TOTAL ASSETS                                                            $ 129,793    $  51,992     $  6,597           $188,382
                                                                        =========    =========     ========           ========
              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of long-term debt.............................      $     107    $      --     $  7,500   (l)     $  7,607
    Accounts payable..............................................         12,097          795           --             12,892
    Deferred revenue..............................................             --          581           --                581
    Accrued expenses and other current liabilities................         14,554        3,146        3,189   (m)       20,889
                                                                        ---------    ---------     --------           --------
         Total current liabilities................................         26,758        4,522       10,689             41,969
    Long term debt................................................             --           --       42,500   (l)       42,500
    Deferred revenue and other non-current liabilities............          1,427           --           --              1,427
                                                                        ---------    ---------     --------           --------
         Total liabilities........................................         28,185        4,522       53,189             85,896
Stockholders' equity:
    Common Stock..................................................            120           20          (20)  (n)          120
    Additional paid-in capital....................................         98,421       54,008      (48,897)  (n)(o)   103,532
    Warrants to purchase common stock.............................          2,165           --           --              2,165
    Treasury stock ...............................................             --       (1,048)       1,048   (n)           --
    Accumulated other comprehensive income........................            434           --           --                434
    Unearned Compensation ........................................             --           --       (1,945)  (p)       (1,945)
    Deferred stock-based compensation.............................         (6,509)          --           --             (6,509)
    Unrealized gain/(loss) on investments ........................             --         (312)         312   (n)           --
    Retained earnings.............................................          6,977       (5,198)       2,910   (n)(q)     4,689
                                                                        ---------    ---------     --------           --------
        Total stockholders' equity................................        101,608       47,470      (46,592)           102,486
                                                                        ---------    ---------     --------           --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $129,793    $  51,992     $  6,597           $188,382
                                                                        =========    =========     ========           ========

                The accompanying notes are an integral part of these pro forma combined financial statements.



LECROY CORPORATION
PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
(in thousands, except per-share amounts)

                                                                                                     PRO FORMA
                                                                                             -------------------------------
                                                                     LECROY       CATC       ACQUISITION
                                                                    JUNE 30,    JUNE 30,     ADJUSTMENTS
                                                                      2004        2004        (NOTE 3)             COMBINED
                                                                   ---------    ---------     --------             --------
Net Sales.......................................................    $124,940     $17,673      $    --              $142,613
Cost of sales...................................................      52,594       3,251        2,676  (a)(b)        58,521
Amortization of acquired developed technology ..................          --          35        1,805  (c)            1,840
                                                                    --------     -------      -------              --------
Gross profit ...................................................      72,346      14,387       (4,481)               82,252
                                                                    --------     -------      -------              --------
Operating expenses:
      Selling, general and administrative ......................      43,997       7,837       (1,022) (a)(d)(e)     50,812
      Research and development expenses  .......................      15,760       5,755         (406) (a)           21,109
      Amortization of purchased intangibles ....................          --         104          (34) (f)               70
      Amortization of deferred stock-based compensation ........          --         231          295  (g)              526
      Amortization of unearned compensation ....................          --          --          786  (h)              786
                                                                    --------     -------      -------              --------
             Total operating expenses ..........................      59,757      13,927         (381)               73,303
                                                                    --------     -------      -------              --------
Operating income (loss) before non-recurring charges
   directly attributable to the Merger..........................      12,589         460       (4,100)                8,949
Other income (expense), net.....................................         (11)        658       (3,871) (i)           (3,224)
                                                                    --------     -------      -------              --------
Income (loss) before non-recurring charges directly
   attributable to the Merger before income taxes...............      12,578       1,118       (7,970)                5,725
(Provision) benefit for income taxes............................      (4,653)         --        3,068  (j)           (1,585)
                                                                    --------     -------      -------              --------
Income before non-recurring charges directly attributable
   to the Merger from continuing operations.....................       7,925       1,118       (4,902)                4,140
Discontinued Operations:
Gain on sale, net of tax........................................         119          --           --                   119
                                                                    --------     -------      -------              --------
Income before non-recurring charges directly attributable
   to the Merger ...............................................       8,044       1,118       (4,902)                4,259
Redemption of convertible preferred stock ......................       7,665          --           --                 7,665
                                                                    --------     -------      -------              --------
Net Income (loss) before non-recurring charges directly
   attributable to the Merger, applicable to common
   stockholders ................................................    $    379     $ 1,118      $(4,902)             $ (3,406)
                                                                    ========     =======      =======              ========

Income (loss) before non-recurring charges directly
attributable to the Merger per common share - basic:
    Income (loss) before  non-recurring  charges  directly
       attributable to the Merger from continuing
       operations applicable to common stockholders.............    $   0.02                                       $  (0.33)
        Gain from discontinued operations  .....................        0.01                                           0.01
        Net income (loss) before non-recurring charges
          directly attributable to the Merger applicable to
          common stockholders  .................................        0.04                                          (0.32)
Income (loss) before non-recurring charges directly
attributable to the Merger per common share - diluted:
    Income (loss) before non-recurring charges directly
       attributable to the Merger from continuing
       operations applicable to common stockholders.............    $   0.02                                       $  (0.33)
        Gain from discontinued operations  .....................        0.01                                           0.01
        Net income (loss) before non-recurring charges
          directly attributable to the Merger applicable to
          common stockholders  .................................        0.03                                          (0.32)
Weighted average number of common shares:

    Basic ......................................................       10,754                                        10,754

    Diluted  ...................................................       11,074                                        10,754

                  The accompanying notes are an integral part of these pro forma combined financial statements.


NOTE 1 - THE TRANSACTION


On October 29, 2004 we completed our acquisition of CATC for total consideration of approximately $130 million. This acquisition was recorded under the purchase method of accounting which requires that the total consideration be allocated to the assets acquired and liabilities assumed based on preliminary estimates of fair value. On the effective date of the Merger, each share of CATC common stock issued and outstanding was immediately canceled and converted into the right to receive $6.00 in cash. In addition, we paid cash to the holders of CATC's outstanding, vested in-the-money stock options and employee stock purchase plan (the "ESPP") purchase rights. Further, we assumed CATC's outstanding unvested stock options, as well as certain vested but unexercised stock options, by granting to CATC employees options to purchase LeCroy common stock (the "LeCroy Options"). The LeCroy Options were recorded at their fair values using the Black-Scholes option pricing model based on a stock price of $16.83 per share which was the closing price of LeCroy common stock on October 29, 2004 less the intrinsic value of unvested options which will be charged to operations as earned by employees. The Merger consideration is summarized below (in millions):


Cash for shares                                   $ 120,281
Cash for options and ESPP purchase rights             3,965
Fair value of stock options assumed                   5,111
Unearned stock compensation on unvested options
assumed                                              (1,945)
Transaction costs                                     2,560
                                                  ---------
Total purchase price                              $ 129,972

The fair value of tangible and intangible assets acquired and liabilities assumed was established based upon the unaudited October 28, 2004 consolidated balance sheet of CATC, as well as certain assumptions made regarding fair values. The fair value of the in-process research and development, purchased technology, trade name and purchase orders was determined by an independent appraisal firm. The fair value of the in-process research and development was based on the estimated costs to develop the technology less the costs incurred for the project, and the intangible assets were based on estimates of future cash flows associated with those assets. The excess of the purchase price over the fair value of the net assets acquired has been allocated to goodwill. The purchased technology, trade name and purchase orders related to this acquisition are being amortized over their estimated economic useful lives ranging from two to twenty-nine months. The preliminary allocation of purchase price as of October 29, 2004 is summarized below (in millions):


Cash                                              $  46,466
Tangible and other assets                             4,888
In-process research and development                   2,190
Purchased technology                                  3,080
Purchased trade name                                     90
Purchased purchase orders                                70
Fair value step up of accounts receivable                45
Fair value step up of inventory                       1,350
Fair value step up of inventory transferred from
property and equipment                                  971
Goodwill                                             79,531
Liabilities assumed                                  (6,551)
Deferred tax liability                               (2,158)
                                                  ---------
Total purchase price                              $ 129,972

The preliminary allocation of purchase price as of June 30, 2004 for pro forma purposes is summarized below (in millions):




Cash                                              $  18,176
Short-term investments                                2,617
Long-term investments                                24,779
Tangible and other assets                             6,223
In-process research and development                   2,190
Purchased technology                                  3,080
Purchased trade name                                     90
Purchased purchase orders                                70
Fair value step up of accounts receivable                45
Fair value step up of inventory                       1,350
Fair value of inventory transferred from
property and equipment                                  971
Goodwill                                             77,690
Liabilities assumed                                  (5,151)
Deferred tax liability                               (2,158)
                                                  ---------
Total purchase price                              $ 129,972


The operating results of this acquisition have been included in our consolidated financial statements from the date of acquisition. The purchase price allocation for this acquisition is expected to be finalized in fiscal year 2005.



NOTE 2 - PRO FORMA COMBINED BALANCE SHEET (unaudited)


The following unaudited pro forma adjustments were applied to the Pro Forma Combined Balance Sheet as of June 30, 2004 (in thousands):

                                                                                           JUNE 30, 2004
(a) To record the following:

      Borrowing under the Term Loan                                                          $    50,000
      Conversion of LeCroy short-term investment to cash                                           9,534
      Conversion of CATC short-term investment to cash                                             2,617
      Conversion of CATC long-term investment to cash                                             24,779
      Payments to holders of CATC's outstanding, vested in-the-money stock options and
      employee stock purchase plan rights                                                         (3,965)
      Debt issuance costs                                                                         (1,378)
      Cash paid for CATC common stock                                                           (120,281)
                                                                                             -----------
      Net reduction of cash utilized by LeCroy to fund the acquisition                       $   (38,694)

(b) To record the following:

      Conversion of LeCroy short-term investment to cash                                     $    (9,534)
      Conversion of CATC short-term investment to cash                                            (2,617)
                                                                                             -----------
                                                                                             $   (12,151)

      Conversion of CATC long-term investment to cash                                        $   (24,779)


                                                                                           JUNE 30, 2004
(c) To record the following:

        Step-up of accounts receivable to estimated fair value                               $        45

(d) To record the following:

        Step-up of inventory to estimated fair value                                         $     1,350
        Step-up of demo inventory to estimated fair value reclassified
        from property and equipment                                                                1,247
                                                                                             -----------
                                                                                             $     2,597

(e) To record the following:

        Deferred tax liability related to the step up in fair value of CATC's inventory      $      (520)
        Deferred tax liability related to the step up in fair value of CATC's demo units
        transferred to inventory                                                                    (374)
        Deferred tax liability related to the step up in fair value of CATC`s accounts
        receivable                                                                                   (17)
                                                                                             -----------
                                                                                             $      (911)
        The deferred tax liability utilizing a blended statutory rate of 38.5%

(f) To record the following:

        Elimination of prior debt issuance costs - short-term                                $       (42)

(g) To record the following:

        Transfer CATC fixed assets to inventory to conform to LeCroy accounting policies     $      (276)


(h) To record the following:

        Allocation of purchase price to trade name                                           $        70
        Allocation of purchase price to purchase orders                                               90
        Allocation of purchase price to technology                                                 3,080
                                                                                             -----------
                                                                                             $     3,240
        Elimination of historical CATC related purchased intangibles                                 (98)
                                                                                             -----------
                                                                                             $     3,142

        The fair value of purchased technology, trade name and purchase orders was determined by an independent appraisal firm. The estimated lives for the intangible assets range from 2 to 29 months. CATC's intangible assets existing prior to the acquisition have been eliminated.

(i) To record the following:

        Goodwill associated with the transaction                                             $    77,690

        Amount reflects the excess of the purchase price over the fair value of net assets acquired. In accordance with SFAS No. 142, Goodwill and Other
        Intangible Assets, goodwill is not amortized, but is subject to impairment review on at least an annual basis.


(j) To record the following:
        Deferred charges associated with LeCroy's Term Loan entered into on October 29,
        2004.  These charges are being amortized to interest expense over the five-year
        term of the Term Loan using the effective interest method.                           $     1,378
        Elimination of prior debt issuance costs - long-term                                         (56)
        Elimination of CATC's historical patent asset                                                (99)
                                                                                             -----------
                                                                                             $     1,223

(k) To record the following:

        Deferred tax liability related to the acquired amortizable intangible assets at
        the blended statutory rate of 38.5%.                                                 $    (1,247)

(l) To record the following:

        Current portion of term debt                                                         $     7,500
        Long-term debt                                                                            42,500
                                                                                             -----------
                                                                                             $    50,000

        Reflects LeCroy's Term Loan obligation of $50.0 million entered into to partially finance the Merger

(m) To record the following:

        The accrued liabilities related to  direct closing costs of the Merger               $     2,560
        To accrue CATC contractual employment obligations on former employees assumed in
        connection with the Merger                                                                   629
                                                                                             -----------
                                                                                             $     3,189

(n) To record the following:

        The elimination of existing CATC stockholders' equity                                $   (47,470)

(o) To record the following:

        The fair value of CATC's stock options assumed in the acquisition.                   $     5,111

(p) To record the following:

        The unearned compensation based on the intrinsic value of the unvested options
        assumed.                                                                             $    (1,945)

(q) To record the following:

        Adjustment to account for the write-off of estimated in-process research and
        development, which will be charged to the post merger statement of operations.       $    (2,190)
        Adjustment to account for the write-off of prior debt issuance costs.                        (98)
                                                                                             -----------
                                                                                             $    (2,288)
        These write-offs are not included in the pro forma statement of operations as they are non-recurring.


NOTE 3 - PRO FORMA COMBINED STATEMENT OF OPERATIONS (unaudited)


The following unaudited pro forma adjustments were applied to the Pro Forma Combined Statement of Operations for the year ended June 30, 2004 (in thousands):


                                                                                               TWELVE
                                                                                               MONTHS
                                                                                                ENDED
                                                                                               JUNE 30,
                                                                                                2004

(a) To record the following:

     Selling expense                                                                         $     ( 920)
     Research and development expense                                                               (406)
                                                                                             -----------
                                                                                             $    (1,326)
     To reclassify specific CATC operating expenses to cost of sales to conform with LeCroy presentation.

(b) To record the following:

     The incremental cost of sales related to the step up in value of CATC inventory         $     1,350

(c) To record the following:

     Amortization of acquisition-related intangible assets                                   $     1,840
     Elimination of CATC's historical amortization of purchased
     intangible assets and patents                                                                   (35)
                                                                                             -----------
                                                                                             $     1,805

     Reflects amortization of intangibles over their estimated useful life in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, based on the pattern in which economic benefits of the intangible asset are consumed or otherwise used up. We estimate that the pattern in which economic benefits are consumed or otherwise used up approximates the straight-line method.

(d) To record the following:

     To recognize incremental compensation expense related to employment contract            $       150

(e) To record the following:

     To reverse the depreciation expense on CATC's books related to the transfer of demo units from fixed assets to inventory to conform to LeCroy
     presentation                                                                            $      (252)

(f) To record the following:

     Amortization of acquisition related intangible assets                                   $        70
     Elimination of CATC's historical amortization of purchased intangibles                         (104)
                                                                                             -----------
                                                                                             $       (34)
     Reflects amortization of intangibles over their estimated useful life in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, based on the pattern in which economic benefits of the intangible asset are consumed or otherwise used up. We estimate that the pattern in which economic benefits are consumed or otherwise used up approximates the straight-line method.

                                       41

(g) To record the following:

     Amortization of deferred stock based compensation related to restricted stock grants distributed to certain CATC employees under the Merger
     agreement                                                                               $       295

(h) To record the following:

     Amortization of unearned compensation related to the assumed CATC stock options         $       786

(i) To record the following:

     Amortization of debt issuance costs                                                     $      (386)
     Interest income foregone on CATC short and long-term investments                               (658)
     Interest expense associated with the $50.0 million Term Loan                                 (2,827)
                                                                                             -----------
                                                                                             $    (3,871)

(j) To record the following:

     Adjustment to record an income tax benefit from the pro forma adjustments using a 38.5%
     blended statutory tax rate.  LeCroy continues to maintain a valuation allowance against
     substantially all of CATC's deferred tax assets.                                        $     3,068


                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         LECROY CORPORATION,
                                         a Delaware corporation



Date:    January 14, 2005                By:    /s/  Scott D. Kantor
                                                --------------------------------
                                                Scott D. Kantor
                                                Vice President, Finance,
                                                Chief Financial Officer,
                                                Secretary and Treasurer

EXHIBIT INDEX

Exhibit
Number        Document
--------      ----------

2.1* Agreement and Plan Of Merger among the Registrant, Cobalt Acquisition Corporation and Computer Access Technology Corporation, dated as of September 1, 2004, incorporated by reference to the Registrant's Form 8-K filed with the SEC on September 2, 2004.

10.1* Employment Agreement, dated September 1, 2004, between the Registrant and Mr. Carmine Napolitano.

10.2* Amendment No. 1 to Employment Agreement, dated September 30, 2004, between the Registrant and Mr. Carmine Napolitano.

10.3* Services Agreement, dated August 31, 2004, between Computer Access Technology Corporation and Mr. Dan Wilnai.

10.4* Employment Agreement, dated August 31, 2004, between Computer Access Technology Corporation and Mr. Peretz Tzarnotzky.

10.5*         LeCroy Corporation 2004 Employment Inducement Stock Plan.

10.6* Computer Access Technology Corporation 2000 Stock Option/Stock Issuance Plan.

10.7*         Computer Access Technology Corporation Special 2000 Stock Option
              Plan.

10.8*         Computer Access Technology Corporation 2000 Stock Incentive Plan.

10.9*         Computer Access Technology Corporation 1994 Stock Option Plan.

10.10* Amendments to Computer Access Technology Corporation 2000 Stock Option/Stock Issuance Plan, effective October 29, 2004.

10.11* Amendments to Computer Access Technology Corporation Special 2000 Stock Option Plan, effective October 29, 2004.

10.12* Amendments to Computer Access Technology Corporation 2000 Stock Incentive Plan, effective October 29, 2004.

10.13* Amendments to Computer Access Technology Corporation 1994 Stock Option Plan, effective October 29, 2004.

10.14* Credit Agreement, dated as of October 29, 2004, among the Registrant, the Lenders listed therein and The Bank of New York, as Administrative Agent.

23.1 Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.

99.1* Press release dated November 2, 2004 with respect to grants under the LeCroy Corporation 2004 Employment Inducement Stock Plan.

99.2* Press release dated October 29, 2004 with respect to the completion of the Registrant's acquisition of Computer Access Technology Corporation.

----------------

* Previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 2, 2004, and incorporated herein by reference.


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